TBK327 PROMISORRY NOTE

January 1, 2012

Allentown, Pennsylvania

FOR VALUE RECEIVED, OPTOS CAPITAL PARTNERS, LLC (the "Maker"), hereby promises to pay CHRISTOPHER AND LELAINYA FERGUSON (the "Payee"), at such place as Payee may, from time to time, designate, the principal sum of One Million Six Hundred Thousand Dollars($1 ,600,000) in lawful money of the United States promptly on or before December 31, 2015.

Maker further promises to pay interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum, such interest to be paid at maturity. Interest shall be calculated on the basis of a 360 day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the state of Pennsylvania.

This Note can be prepaid in whole or in part at any time without the consent of the Payee provided that Maker shall pay all accrued interest on the principal so prepaid to date of such prepayment.

This Note shall be paid according to the following payment schedule unless otherwise modified in writing by the Maker:

Initial principal payment due on or before June 1, 2012 equal to sum of seven hundred thousand dollars ($700,000).

Monthly payments for thirty six months 30 months following the initial payment shall be equal to not less than thirty thousand dollars ($30,000 ) per month. All such payments shall be applied directly to principal balance

Balance of accrued interest shall be paid in balloon payment at the thirty-seventh (37"') month and shall be equal to not less than $101,750.00

Total interest paid on loan shall be $101,750.00

Notwithstanding the due date of this Note specified above, the entire unpaid principal balance of this Note and interest accrued with respect thereto shall be immediately due and payable upon the occurrence of any of the following:

The Maker failing to pay any amounts owned herein, becoming insolvent (however defined or evidenced), committing an act of bankruptcy, making an assignment for the benefit of creditors or making or sending a notice of intended bulk transfer, or if a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by or against Maker or any property of Maker, or the appointment of a receiver or trustee for Maker or any property of Maker.

The Maker waives demand, presentment, protest and notice of any kind.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged.

This Note shall be governed by and construed in accordance with the laws of the State of Pennsylvania and shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and enure to the benefit of the Payee, its successors, endorsees, assigns, heirs, administrators and executors.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

Upon the occurrence of any Event of Default, the entire unpaid balance of principal, together with all accrued interest thereon shall, at the option of Payee, become immediately due and payable without presentment, demand or further action of any kind.

THE FOLLOWING SECTION SETS FORTH WARRANTS OF ATTORNEY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST MAKER. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST MAKER, MAKER HEREBY KNOWINGLY INTENTIONALLY VOLUNTARILY, AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS MAKER MAY HAVE PRIOR TO NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAW OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES OF AMERICA.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, MAKER DOES HEREBY IRREVOCABLY AUTHORJZE AND EMPOWER ANY ATTORNEY OR THE PROTHONOTARY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR MAKER IN ANY SUCH COURT, IN ANY AND ALL ACTIONS BROUGHT AGAINST MAKER, TO ENTER AND CONFESS JUDGMENT AGAINST MAKER IN FAVOR OF PAYEE OR ITS SUCCESSORS AND ASSIGNS, FOR THE ENTIRE AMOUNT DUE TO PAYEE UPON SUCH EVEN OF DEFAULT AS PROVIDED HEREIN, TOGETHER WITH COSTS OF SUIT AND ATTORNEY'S FEES IN AN AMOUNT EQUAL TO FIVE (5%) PERCENT OF THE PRINCIPAL AMOUNT OUTSTANDING UNDER THIS NOTE, BUT IN NO EVENT LESS THAN THEN FIVE-THOUSAND ($5,000.00) DOLLARS; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. SUCH CONFESSIONS OF JUDGMENT OR ACTIONS SHALL BE WITH RELEASE OF ERRORS, WAIVERS OF APPEALS, WITHOUT STAY OF EXECUTION AND MAKER WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. THE AUTHORITY HEREIN GRANTED TO APPEAR, ENTER AND CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY ONE OR MORE EXERCISE THEREON OR BY ANY DEFECTIVE EXERCISE THEREOF, BUT SHALL CONTINUE AND BE EXERCISABLE FROM TIME TO TIME UNTIL THE FULL PAYMENT OF ALL AMOUNTS DUE FROM MAKER TO PAYEE HEREUNDER IS MADE.

MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

Maker hereby waives the benefit of any laws now or here after enacted providing for any stay of execution, marshaling of assets, exemption from civil process, redemption, extension of time for payment, or valuation or appraisement of all or any security for this Note, exempting all or any part of the security for this Note or any other property of Maker from attachment, levy or sale upon any such execution or conflicting with any provision of this Note. Maker waives and releases Payee and said attorney or attorneys from all errors, defects and imperfections whatsoever in confessing any such judgment or in any proceedings relating thereto or instituted by Payee hereunder. Maker hereby agrees that any property that may be levied upon pursuant to a judgment obtained under this Note may be sold upon any execution thereon in whole or in part, and in any manner and order that Payee, in its sole discretion may elect.

In the event any portion of this Note shall be declared by any court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severable from this Note, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid or unenforceable portion was never part of this Note.

The obligations of Maker hereunder shall be binding on the successors and assigns of Maker and the benefits of this Note shall inure to Payee, its successors and assigns and to any holder of this Note.

Each and every person or entity signing this Note as an endorser binds himself, herself or itself as principal not as surety, and agrees to be bound by and comply with all of the terms, conditions and provisions of this Note.

THIS NOTE, AND ALL ISSUES ARISING HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF NORTHAMPTON, COMMONWEALTH OF PENNSYLVANIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF NORTHAMPTON, COMMONWEALTH OF PENNSYLVANIA, OR, AT THE SOLE OPTION OF PAYEE, IN ANY OTHER COURT IN WHICH PAYEE SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDINGS ARE BROUGHT IN ACCORDANCE WITH THIS SECTION. IN CONNECTION WITH THE FOREGOING, MAKER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS. THE EXCLUSIVE CHOICE OR FORUM SET FORTH IN THIS AGREEMENT SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OR ANY JUDGMENT OBTAINED IN SUCH FORUM OF THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

MAKER, AND PAYEE BY ITS ACCEPTANCE HEREOF, EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL OR PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE INDEBTEDNESS EVIDENCED HEREBY, THE RELATIONSHIP OF THE PARTIES HERETO AS PAYEE AND MAKER, THIS NOTE. OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING.

This Note shall bind the maker, their heirs, personal representatives, successors and assigns, and the benefit hereon shall inure to the Payee, its successors and assigns.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has set his/her hand and seal the date and year first above written.

MAKER: Optos Capital Partners, LLC

/s/ Rachel Cheli Strohl	By: /s/ Christopher Ferguson

WITNESS	Christopher Ferguson, Manager